UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 1, 2018
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 4.01 - Change in Registrant’s Certifying Accountant.
On May 21, 2018, the Audit Committee (the “Audit Committee”) of the Board of Directors of S&T Bancorp, Inc. (“S&T”) initiated a process to solicit requests for proposals from accounting firms, including KPMG LLP ("KPMG"), to serve as S&T’s registered independent accounting firm for the year ending December 31, 2018 beginning with the quarterly review procedures for the period ending September 30, 2018. The Audit Committee expects to culminate this selection process in or before August 2018 and will file a Current Report on Form 8-K to report its engagement of a successor independent registered public accounting firm as required by Item 4.01 of Form 8-K.
On June 1, 2018, KPMG notified the Audit Committee Chairperson that KPMG will not be submitting a proposal for the 2018 audit and that KPMG will resign as S&T’s independent registered public accounting firm effective upon completion of KPMG's interim (AS 4105) review of S&T Bancorp, Inc.'s consolidated financial statements as of and for the quarter ended June 30, 2018.
The audit reports of KPMG on S&T’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s reports indicate that S&T did not maintain effective internal control over financial reporting as of December 31, 2017.
During the two fiscal years ended December 31, 2017, and the subsequent interim period through June 7, 2018, there were no (i) disagreements between S&T and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the consolidated financial statements for such years, or (ii) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness that S&T disclosed in its Annual Report on Form 10-K for 2017. The material weakness, reviewed with the Audit Committee, related to the inconsistent assessment of internally assigned risk ratings, which is one of several factors used to estimate the allowance for loan losses. In some instances where performing borrowers had experienced a deteriorating financial position or cash flows, management relied upon credit mitigants, including guarantor support and/or more recent borrower financial performance when that information did not adequately support the loan risk rating. The control deficiency did not result in any material misstatements to S&T’s consolidated financial statements. S&T management is in the process of remediating this material weakness and has engaged an independent third-party to evaluate policies, procedures and resources related to the assessment of risk ratings. S&T intends to provide additional training to improve its documentation to strengthen the support for the judgments applied to risk rating conclusions by its internal Loan Review Department.
The Audit Committee has authorized KPMG to respond fully with the succeeding independent accounting firm regarding the material weakness before appointment.
In accordance with Item 304(a)(3) of Regulation S-K, S&T provided KPMG with a copy of this Form 8-K prior to the filing and requested KPMG to furnish S&T with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the disclosures in this Item 4.01. A copy of this letter, dated June 7, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K

Item 9.01 - Financial Statements and Exhibit.
(d) Exhibits.
Exhibit
Number    Title
16.1Letter from KPMG to the Securities and Exchange Commission dated June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
June 7, 2018	Mark Kochvar Senior Executive Vice President, Chief Financial Officer